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                                                                   EXHIBIT 10.15


              FINANCIAL ADVISOR PROMISSORY NOTE REPAYMENT AGREEMENT


THIS FINANCIAL ADVISOR PROMISSORY NOTE REPAYMENT AGREEMENT ("Agreement") is made this 24th day of July, 1998 by and between The Bank of Nashville (the "Bank") and Pamela F. Morris (the "Employee").

WHEREAS, the Employee has accepted employment by The Bank as a Financial Advisor; and

WHEREAS, the Employee has executed the attached Promissory Note; and

WHEREAS, The Bank and the Employee believe it to be mutually advantageous to provide for the payment of bonuses to the Employee upon the terms and conditions hereafter set forth.

NOW, THEREFORE, the parties hereto agree as follows:

1. The Bank will pay bonuses to the Employee on the last business day of each calendar quarter ("Bonus Date" or "Bonus Dates"). Each bonus will be in an amount equal to the then-due principal payments under the Promissory Note (the "Promissory Note") attached hereto as Exhibit A ("Bonus Payment" or "Bonus Payments"). Bonus Payments will continue until the Promissory Note has been paid in full, subject to the other provisions of the Agreement.

2. In the event that the Employee ceases to be employed by The Bank for any reason whatsoever, or for no reason, prior to any Bonus Date, then the Employee will not be entitled to receive any Bonus Payment or partial or prorated Bonus Payment for having been employed by The Bank beyond the date of the Bonus Date.

3. Any Bonus Payment payable hereunder shall be withheld by The Bank and shall be applied to the payment of then-due principal and interest obligations pursuant to the Promissory Note. The Employee hereby consents to such withholding and application.

4. Notwithstanding any other provision herein to the contrary, in the event the Employee dies prior to the full payment of Promissory Note, The Bank will pay; as of the date preceding the Employee's death, a final Bonus Payment equal to the-outstanding principal balance and all accrued but unpaid interest under the Promissory Note. The Bank shall withhold and apply said Bonus Payment as provided in paragraph 3 above. The Employee, for himself/herself, and for his/her estate, heirs, legatees, executors and person representatives, consents to such payment, withholding and application.

5. This Agreement, and any Bonus Payment hereunder, shall not be assignable by voluntary or involuntary assignment or by operation of law, including, without



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         limitation, garnishment, attachment or other creditors' process, and
         Bonus Payments hereunder are specifically conditioned on The Bank's ability to withhold and apply each said Bonus Payment as provided in paragraph 3 above, without interference from the Employee's creditors.

6. There is absolutely no intention that this Agreement be construed as a contract of employment for any period of time. The Bank maintains an employment-at-will policy. Just as employees are free to end their employment with The Bank at any time for any reason, The Bank is free to end the employment relationship with any employee at any time for any reason. The Employee shall be an employee-at-will.

7.       A.       The Employee understands that in the event of the termination of the Employee's employment with The Bank, the Employee is not entitled to receive any further Bonus Payments, commissions, bonuses, overrides, trails, finder's fees, or any other compensation which would be due the Employee from prior transactions had the Employee remained in the employ of The
                  Bank, other than such amounts as the Employee may be due on transactions that occurred during the month immediately preceding the termination of the Employee's employment.

         B. Notwithstanding the provisions of paragraph 7(A), in the event the Employee's employment with The Bank is terminated coincident with or following a change in control (as defined below), either involuntarily by The Bank or voluntarily by the Employee for Good Reason (as defined below), (1) The Bank will make the final Bonus Payment equal to the then outstanding principal and accrued interest on the Promissory Note, (2) the Promissory Note shall be stamped "Paid in Full:; (3) thereupon, The Bank shall have no further liability on the Promissory Note.

         C. "Change in Control" shall mean the closing of any transaction resulting in a majority change in control of Community Financial Group, Inc. to The Bank, including any merger, sale of assets, transfer of stock, or any reorganization as defined in Section 368 of the Internal Revenue Code of 1986, as amended.

         D.       "Good Reason" shall mean either:

                  (1) Failure by The Bank to comply with any material provision of the Agreement, provided that the Employee gives The Bank (as applicable) written notice of such failure and such failure is not cured within ten (10) days thereafter;

                  (2) Any of the following which shall occur coincident with or following a Change in Control:



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                           (a)      Without the Employee's express written
                                    consent, the assignment to him or her of any duties inconsistent with and in diminution of his or her positions, duties, responsibilities and status with The Bank immediately prior to such Change in Control, or a change resulting in diminution of his reporting responsibilities, titles or offices as in effect immediately prior to such Change in Control, or any removal of him or her from or any failure to re-elect him or her to any of such positions resulting in such diminution, except in connection with the termination of his or her employment for Cause Disability or Retirement or as a result of his death or termination of employment be him other than for Good Reason;

                           (b) A reduction by The Bank in the Employee's compensation structure as in effect on the date of the Agreement, or as the same may be increased from time to time; or

                           (c) Without the Employee's express written consent, The Bank's requiring him or her to be based anywhere other than within twenty-five (25) miles of his primary office location immediately prior to such Change in Control, except for required travel on The Bank's business consistent with his or her business travel obligations immediately prior to such Change in Control.


         E. "Cause" shall mean (1) the willful and continued failure by the Employee to substantially perform his or her duties under this Agreement (other than any such failure resulting from his incapacity due to physical or mental illness), after a demand for substantial performance is delivered to him or her by the Chief Executive Officer of The Bank, which demand specifically identifies the manner in which the Employee is alleged to have not substantially performed his or her duties; or (2) the willful engaging by the Employee in misconduct which is material injurious to The Bank, monetarily or otherwise, or
                  (3) the Employee's conviction of a felony. For purposes of this subparagraph, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission is in the best interest of The Bank. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Chief Executive Officer of The Bank, and after he has been afforded a reasonable opportunity, together with his counsel, to be heard before such Chief Executive Officer, and a written finding has been delivered to him to the effect that in the good faith opinion of such Chief Executive Officer



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                  the Employee was guilty of conduct as set forth under clause
                  (1), (2), or (3) of the first sentence of this subparagraph, specifying in writing the particulars thereof in detail.

         F. "Disability" shall mean the Employee's failure to satisfactorily perform his or her regular duties on behalf of The Bank on a full-time basis for one hundred eighty (180) consecutive days, by reason of the Employee's incapacity due to physical or mental illness, except where within thirty (30) days after notice of termination is given following such absence, the Employee shall have returned to the satisfactory, full-time performance of such duties. Any determination of Disability hereunder shall be made by the Chief Executive Officer of The Bank in good faith and on the basis of the certificates of at least three (3) qualified physicians chosen by it for such purpose, one of whom shall be the Chief Executive Officer's regular attending physician.

8. The Employee agrees that any controversy or dispute arising under this Agreement, the Promissory Note, or out of the Employee's employment by The Bank (including, but not limited to, claims arising under the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employee Act of 1967, and analogous state statues) shall be submitted for arbitration upon demand of either party in accordance with the rules of the National Association of Securities Dealers, Inc. or the New York Stock Exchange, Inc. provided, however, that in the event of a default under the provisions of the Promissory Note, The Bank shall be untitled to apply for and obtain from any state or federal court the injunctive relief provided for in paragraph 7 of the Agreement before or after the commencement of any arbitration proceeding, such relief to be afforded to The Bank pending the decision of the arbitrators.

9. The Employee agrees that in the event of any controversy or dispute arising under this Agreement, the Promissory Note, or out of the Employee's employment by The Bank is determined to be ineligible for arbitration, THE EMPLOYEE SHALL NOT EXERCISE ANY RIGHTS THE EMPLOYEE MAY HAVE TO ELECT OR DEMAND A TRAIL BY JURY. THE EMPLOYEE AND THE BANK HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY. The Employee acknowledges and agrees that this provision is a specific and material aspect of the agreement between the parties and The Bank would not enter into this Agreement with the Employee if this provision were not part of the Agreement.

10. This Agreement shall be governed, constructed and enforced in accordance with the laws of the State of Tennessee.

11. This Agreement will not be affected by the Employee's disability, incompetence, or incapacity and is binding on the Employee, the Employee's estate, and those



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         with authority to act on the Employee's behalf. It is also binding on any organization that may succeed The Bank's interests.

12. The Bank's failure to enforce a breach of this Agreement will not constitute a waiver of The Bank's right to enforce any other breach of this Agreement.

13. If any part of this Agreement shall be held invalid or unenforceable, that part shall be deemed modified as necessary to make it effective, and the remaining provisions of this Agreement shall remain in effect.

14. The Employee understands that The Bank is relying on the representations and agreements evidenced herein and in the Promissory Note, and that this Agreement and the Promissory Note incorporate the entire understanding between the Employee and The Bank on the subject matter covered by this Agreement and may not be changed except by a writing signed by a duly authorized officer of The Bank and the Employee.

15. The Employee acknowledges that the Employee was given the opportunity to read this Agreement and to seek the assistance of counsel before the Employee decided to accept employment by The Bank and to sign this Agreement.

IN WITNESS WHEREOF, the parties have caused this Bonus Agreement to be executed as of the date first hereinabove written.



/s/Harold J. Castner                /s/Pamela F. Morris
-----------------------------       -----------------------------------
Witness                             Employee


ATTEST:                             THE BANK OF NASHVILLE


/s/Joan B. Marshall, SVP            By:  /s/Mack S. Linebaugh, Jr.
-----------------------------       -----------------------------------

                                    Title:  President
                                            ---------------------------








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                                                                       EXHIBIT A

$102,119.96                                                        July 24, 1998
                                                            Nashville, Tennessee

                                 PROMISSORY NOTE

1. FOR VALUE RECEIVED, Pamela F. Morris promises to pay to the order of The Bank of Nashville, Nashville, Tennessee (the "Bank"), the principal sum of One Hundred Two Thousand One Hundred Thirteen and 96/100 Dollars ($102,119.96). Principal shall be due and payable in thirteen (13) equal quarterly installments of Seven Thousand Two Hundred Ninety Four and 28/100 dollars ($7,294.28)followed by one final quarterly installment of Seven Thousand Two Hundred Ninety Four and 32/100 dollars ($7,294.32), with said payments beginning on the last day of each calendar quarter beginning September 30, 1998.

2. The Maker may prepay this Promissory Note (this "Note") in whole at any time or in part from time to time without premium or penalty; provided that (a) each partial prepayment shall be in an amount not less than $500, and (b) partial prepayments of this Note shall be applied to the principal installments due in the inverse order of their maturity.

3. The occurrence of any one or more of the following events shall constitute a default under the provisions of this Note, and the term "Default" shall mean, whenever it is used in this Note, any one or more of the following events:

         a. The Maker's employment with the Bank terminates for any reason other than death, whether involuntary or voluntary and for whatever cause or no cause;

         b. If proceedings in bankruptcy, or for reorganization of the Maker, or for the readjustment of any of the Maker's debts, under the United States Bankruptcy Code (as amended) or any part thereof, or under any other applicable laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by the Maker and, except with respect to any such proceedings instituted by the Maker, shall not be discharged within thirty (30) days of their commencement; and/or

         c. A receiver or trustee shall be appointed for the Maker or for any substantial part of the Maker's assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of the Maker and, except with respect to any such appointments requested or



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                  instituted by the Maker, such receiver or trustee shall not be discharged within thirty (30) days of his or her appointment and, except with respect to any such proceedings instituted by the Maker, such proceedings shall not be discharged within thirty (30) days of their commencement.

4. If any Default shall occur and be continuing, the Bank may declare the unpaid principal amount of this Note, together with accrued and unpaid interest thereon, to be immediately due and payable, whereupon the same shall become and be forthwith due and payable by the Maker to the Bank, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Maker; provided, that, in the case of any Default referred to in subparts 3(b) and 3(c) above, the unpaid principal amount of this Note, together with accrued and unpaid interest thereon, shall be automatically and immediately due and payable by the Maker to the Bank without notice, presentment, demand, protest or other action of any kind, all of which are expressly waived by the Maker. Upon the occurrence and during the continuation of any Default, then, in each and every case, the Bank shall be entitled to exercise in any jurisdiction in which enforcement thereof is sought, the rights and remedies available to the Bank under the provisions of this Note and under applicable law.

5. All payments and prepayments of the unpaid balance of the principal amount of this Note, interest thereon and any other amounts payable hereunder shall be paid in lawful money of the United States of America in immediately available funds during regular business hours of the Bank at the Bank's office at 401 Church Street, Nashville, Tennessee 37219, or at such other place as the Bank or any other holder of this Note may at any time or from time to time designate in writing to the Maker.

6. In the event of a Default, the Bank shall have the right, without giving notice, to withhold from any salary, commissions or other compensation due to the Maker, or from any funds that the Maker maintains in any accounts at the Bank, any or all of the principal and interest due on this Note. If the Bank withholds salary, commissions or other compensation, or if funds are withheld from the Maker's accounts at the Bank, they shall be used to offset any amounts due the Bank under this Note. Maker shall remain liable for the balance of any amount that remains due under this Note.

7. If this Note is forwarded to an attorney for collection after maturity hereof (whether by acceleration or otherwise), the Maker shall pay to the Bank on demand all costs and expenses of collection, including attorney's fees. without limiting the foregoing, Maker's obligation to pay all costs and expenses of




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         collection shall include all costs and expenses incurred by the Bank if the Bank is determined to be the prevailing party with respect to any claim or counterclaim asserted by Maker against the Bank in any action involving the Bank's attempts to collect amounts due under this Note.

8. The Maker waives presentment, protest and demand, notice of protest, demand and dishonor and notice of nonpayment of this Note. The Bank may, without compromising, impairing, modifying, diminishing or in any way releasing or discharging, the Maker from the Maker's obligations hereunder and without notifying or obtaining the prior approval of the Maker at any time or from time to time: (a) grant extension of time for payment or performance by the Maker, or (b) release, substitute, exchange, impair, surrender, dispose of or add any collateral which is security for this Note.

9. No delay in the exercise of, or failure to exercise, any right, remedy or power accruing upon any Default or failure of the Maker in the performance of any obligation under this Note shall impair any such right, remedy or power or shall be construed to be a waiver thereof, but any such right, remedy or power may be exercised from time to time and as often as may be deemed by the Bank expedient. If a Default occurs under this Note, and such Default should thereafter be waived by the Bank, such waiver shall be limited to the particular Default so waived.

10. The rights and remedies of the Bank under this Note shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole discretion of the Bank, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same or any other right or remedy. By accepting full or partial payment after the due date of any amount of principal or of interest on this Note, the Bank shall not be deemed to have waived the right either to require prompt payment when due and payable of all other amounts of principal or of interest on this Note or to exercise any remedies available to it in order to collect all such other amounts due and payable under this Note.

11. If any provision or part of any provision of this Note shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or any remaining part of any provision) of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained in this Note, but only to the extent of its invalidity, illegality or unenforceability.




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12.      This Note is subject to the terms and conditions of that certain
         Financial Advisor Promissory Note Repayment Agreement between Bank and Maker to which this Note is attached as Exhibit A.

13. This Note shall be governed, construed and interpreted strictly in accordance with the laws of the State of Tennessee. The Maker agrees to stipulate in any future proceeding that this Note is to be considered for all purposes to have been executed and delivered within the geographical boundaries of the State of Tennessee, even if it was, in fact, executed and delivered elsewhere.

         THE MAKER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS NOTE.


         IN WITNESS WHEREOF, the Maker has caused this Note to be executed in his name and under his seal on the day and year first written above.


WITNESS:


/s/Harold J. Castner                                /s/Pamela F. Morris
----------------------                              ----------------------
                                                          (Name)








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